UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

Legacy Ventures International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-199040	30-0826318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Baycliffe Rd. Markham, ON L3R 7T9
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 6, 2018, Legacy Ventures International, Inc. (the “Company”) reported that Matthew Milonas entered into an agreement for the acquisition of an aggregate of 286,720 shares of Common Stock of the Company, representing approximately 91% of the issued and outstanding shares of Common Stock of the Company (the “Shares”) as of such date, from Randall Letcavage, the majority shareholder of the Company (the “Agreement”). However, Mr. Milonas claims that he did not fully execute and deliver the Agreement and has disclaimed ownership of the subject shares. Mr. Letcavage will not contest Mr. Milonas’ claims and as a result, Mr. Letcavage’s ownership of the shares did not change as disclosed. In addition,

In addition, on June 6, 2018, Mr. Milonas was appointed as Chief Executive Officer, Chief Financial Officer, Director of the Company by Mr. Letcavage, the majority shareholder of the Company. Mr. Milonas claims that he did not accept the appointment as Chief Executive Officer, Chief Financial Officer, Director of the Company. As a result, the offices of Chief Executive Officer, Chief Financial Officer and Director have been vacant.

On August 9, 2018, Mr. Letcavage, as the holder of 91% of the outstanding shares of common stock of the Company, approved the appointment of Peter Sohn as the Chief Executive Officer and Chief Financial Officer and Director of the Company. Effective December 17, 2018, and Mr. Sohn accepted the appointments as Chief Executive Officer and Chief Financial Officer and Director of the Company.

Also on December 17, 2018, Mr. Letcavage delivered to Peter Sohn an agreement for the acquisition by Mr. Sohn of the Shares from Mr. Letcavage, which agreement is dated August 9, 2018, but was delivered and deemed effective on December 17, 2018 (the “Agreement”). As a result Mr. Sohn is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Peter Sohn – Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors

Mr. Sohn was recently the Customer Service Manager at Gay Lea Foods from 2017 to 2018.  Mr. Sohn was a Consultant on a supply chain project at Smucker Foods of Canada from 2016 to 2017.  Mr. Sohn was the Senior Manager of Customer Supply Chain at Kraft from 2012 to 2015.  Mr. Sohn earned his Masters of Business Administration from the Richard Ivey School of Business in 2001 and his Bachelor of Mechanical Engineering at Western University in 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Ventures International, Inc.

Date: December 18, 2018	By:	/s/ Peter Sohn
Name: Peter Sohn
Title: Chief Executive Officer